                       SCHEDULE 14C INFORMATION statement
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[X]  Definitive Information Statement


                           Tillman International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:
                  -------------------------------------------------------------

         5)       Total Fee Paid:______________________________________________

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:
                           ----------------------------------------
                  2) Form, Schedule or Registration Statement No.:
                           -----------------------------------------
                  3) Filing Party:
                           ------------------------------------------
                  4) Dated Filed:
                           ------------------------------------------

                           TILLMAN INTERNATIONAL, INC.
                           350 South 400 East, No. 105
                           Salt Lake City, Utah 84111
                              --------------------

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

                              --------------------

January 7, 2004

         A majority of the stockholders of Tillman International, Inc., or Tillman, intends to take action by written consent to amend Tillman's amended and restated articles of incorporation to effectuate a 1 for 100 reverse stock-split of Tillman's outstanding common stock.

         Stockholders of record at the close of business on December 23, 2003 will be entitled to notice of this proposed stockholder action by written consent. Since the actions will have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after January 27, 2004.


                                          /s/ Silvestre Hutchinson

                                          Silvestre Hutchinson
                                          President and Chief Executive Officer





                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                           TILLMAN INTERNATIONAL, INC.
                              --------------------

                              INFORMATION STATEMENT

                              --------------------


              INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of the company intend to take action by written consent for the purpose of amending Tillman's amended and restated articles of incorporation to effectuate a 1 for 100 reverse stock-split of Tillman's outstanding common stock.

Stockholders Entitled to Vote

Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of December 23, 2003, there were 1,557,500 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share. Stockholders of record at the close of business on December 23, 2003, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The actions to be taken require the consent of the holders of a majority of the shares of common stock. The holder of the voting rights with respect to 800,000 shares of our common stock intends to deliver written consents to us adopting the proposals set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Change in Control

On December 23, 2003, Silvestre Hutchinson purchased 800,000 shares of our common stock from our former President, Chief Financial Officer, Director, and majority stockholder, Wallace T. Boyack. Concurrently with this sale, Mr. Boyack submitted 300,000 shares of common stock to Tillman for cancellation, and these shares have now been cancelled. As a result, Mr. Silvestre now holds approximately 51.4% of our issued and outstanding common stock.

In connection with this change in control, Mr. Boyack resigned as our President and Chief Financial Officer, and Thomas Harkness resigned as our Secretary. The board of directors appointed Mr. Hutchinson as the new President, Chief Financial Officer, and Secretary.

Thereafter, Mr. Harkness and Jacki Bartholomew resigned as directors of Tillman. The remaining director, Mr. Boyack, has appointed Silvestre Hutchinson and Mark Elrod to fill the vacancies on the board, such appointments to become effective 10 days after the transmittal of this Information Statement to the stockholders. Thereafter, Mr. Boyack intends to resign from the board of directors, and the remaining nominees intend to appoint Marcus Segal to replace Mr. Boyack.

                        Executive officers and directors

         Our executive officers and directors, the positions held by them, and their ages are as follows:

          Name                     Age                     Position
          ----                     ---                     --------

Silvestre Hutchinson               52         Director Nominee, President,
                                              Chief Financial Officer, and
                                              Secretary

Mark Elrod                         30         Director Nominee

Marcus Segal                       31         Director Nominee

Wallace Boyack                     61         Director

Thomas Harkness                    58         Director

Jacki Bartholomew                  41         Director

         Silvestre Hutchinson is our President, Chief Financial Officer, and Secretary, and is a nominee for our board of directors. Mr. Hutchinson is a member of the law firm Hutchinson & Asociates. Mr. Hutchinson is also President of Naviera Mitchell, Ltd., S.A., a cargo transport corporation based in the Colon Free Zone of Panama. Mr. Hutchinson also presently acts as consultant on International Economic Bilateral Relations between Panama and countries of the Caribbean, Central and South America for the Ministry of Foreign Affairs.

         Mark Elrod is a nominee for our board of directors. Mr. Elrod has served as Executive Vice President, Business Development and a Director of Vindicia, Inc. since January 2003. From March 2001 until December 2002, Mr. Elrod served as Vice President, Engineering and Business Development for ETP, Inc. Prior to ETP, Inc., Mr. Elrod co-founded LiquidMetal Consulting, providing time-critical engineering design and development resources to online media companies. From March 1998 to June 2000, Mr. Elrod was a founding member and technical lead for FreeAmp.org, a non-profit, open-source media development organization sponsored by EMusic. Mr. Elrod came to EMusic from Pretty Good Privacy (PGP)/Network Associates where he led the Windows client development for their flagship encryption product after joining the team through the merger of PGP and PrivNet, a privacy company that Mr. Elrod co-founded in 1995.

         Marcus Segal is a nominee for our board of directors. Mr. Segal is the Vice President of Operations and acting Chief Financial Officer for Vindicia, Inc, an outsourced credit card fraud prevention service. From 2002 to 2003, Mr. Segal served as a consultant to EMusic.com, a web-based music subscription service, and from 2000-2002, was the Vice President of Operations for EMusic. From 1997 to 1999, Mr. Segal served as the Executive in Charge of Production for The Documedia Group, an award winning documentary production company based in Los Angeles. Mr. Segal serves as the treasurer for The Big Bam Foundation, a non-profit organization that provides free mammograms to women in underserved communities. Mr. Segal is the Creator of Project Involve, a community outreach program offered by the San Francisco Chapter of the Anti-Defamation League in 2003. Mr. Segal is enrolled in an MBA program at Pepperdine University's Graziadio School of Business. He received a Bachelor of Arts in English Literature from the University of California at Santa Barbara in 1994.

         Wallace Boyack is one of our directors. Mr. Boyack graduated from the University of Utah College of Business receiving in 1966, a Bachelor's Degree in Accounting and a Master of Business Administration, and was graduated from Georgetown University Law Center in 1971, holding a Juris Doctorate. Since 1981, Mr. Boyack has been an attorney in private practice. Mr. Boyack is an officer and a director of Lance Systems, Inc., a company with public shareholders. Mr. Boyack holds more than ten per cent of the issued and outstanding shares of Global Web, Inc., a company which has a trading market for its shares of common equity.

         Thomas Harkness is one of our directors. Mr. Harkness graduated from the University of Utah, receiving a bachelor's degree in accounting in 1968. Mr Harkness is licensed as a certified public accountant. Since 1981, Mr. Harkness has been engaged in private practice as an accountant. Mr. Harkness is an officer and a director of Lance Systems, Inc., a company with public shareholders.

         Jacki Bartholomew is one of our directors. Ms. Bartholomew graduated from the University of Phoenix in 1998 receiving a bachelor's degree in business management. For the past five years, Ms. Bartholomew has had employment as a product specialist and an account executive with companies providing software to the health care industry. Ms. Bartholomew also provides training and assistance to data processing personnel. Ms. Bartholomew is a director of Lance Systems, Inc., a company with public shareholders.

Board Committees

         Tillman has no board committees at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2002, all Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis, except that Mr. Boyack did not file a Form 4 upon being issued 300,000 shares of common stock in November, 2003.

Executive Compensation

         During the year ended December 31, 2002, we paid no compensation either as salary or benefits to any officer or director. No cash compensation, deferred compensation or long-term incentive awards were issued or granted to the management during the year ended December 31, 2002. There are no arrangements for compensation for services provided by the directors during the past calendar year.

Certain Relationships and Related Transactions

         Mr. Boyack, our former President, has advanced funds for the payment of corporate expenses during his tenure, and, as of September 30, 2003, we owed him approximate $13,600. On November 11, 2003, we issued to Mr. Boyack 300,000 shares for $3,000. On December 22, 2003, by mutual agreement, the 300,000 shares were cancelled and the $3,000 was deemed to be an additional advance. Concurrently therewith, Mr. Boyack sold 800,000 of his shares of common stock to Mr. Silvestre and released Tillman from any and all claims, including claims for repayment of the advanced funds.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 24, 2003 by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                       Number Of Shares
                Name And Address                      Beneficially Owned             Percentage Owned
                ----------------                      ------------------             ----------------
Silvestre Hutchinson (1) ....................                800,000                     51.4%
Mark Elrod (2) ..............................                     --                       --%
Marcus Segal (3).............................                     --                       --%
Wallace Boyack (4)...........................                 30,000                      1.9%
Thomas Harkness (5)..........................                     --                       --%
Jacki Bartholomew (6)........................                     --                       --%
David S. Jensen (7)..........................                130,500                      8.4%
Nevada Agency & Trust Co. (8)................                100,000                      6.4%
Dayton Family Trust (9)......................                 78,750                      5.1%

All directors and officers as a group........                830,000                     53.3%

(1)      The address is P.O. Box 1290, Zone 9A, Panama City, Republic of Panama.
(2)      The address is 126 Bay View Drive, San Carlos, California 94070.
(3)      The address is 2643 20th Street, San Francisco, California 94110.
(4)      The address is 175 South Main Street, No. 1212, Salt Lake City, Utah
         84111.
(5)      The address is 40 South 600 East, Salt Lake City, Utah 84102.
(6)      The address is 350 South 400 East, No. 105, Salt Lake City, Utah 84111.
(7)      The address is 1567 Amblewood Lane, Salt Lake City, Utah 84117.
(8) The address is Suite 880, Bank America Plaza, 50 West Liberty, Reno, Nevada 89501.
(9)      The address is 3298 West 5200 South Roy, Utah 84067.

          Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from December 24, 2003, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from December 24, 2003.

     PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO
                   EFFECTUATE A 1 FOR 100 REVERSE STOCK-SPLIT

Introduction

Our board of director nominees and the stockholder holding a majority of the shares of Tillman common stock intend to approve the one for one-hundred reverse stock-split. The reverse stock-split will become effective on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

Purpose and Effect of Reverse Stock-Split

The board of directors and stockholders of Tillman intend to adopt the one for one-hundred reverse stock-split in order to improve the capitalization of Tillman. We are unable to predict what effect, if any, the reverse split will have on the market price of our common stock.

Possible Disadvantages

The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock-split. The reverse stock-split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on our shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

Notwithstanding these potential disadvantages, the board of director nominees believe that the reverse stock-split is in the best interest of Tillman for the reasons set forth above.

Effects of Reverse Stock-Split

The reverse stock-split will be effected on the twentieth (20th) day following the mailing of this Information Statement to our stockholders. We will be required to file articles of amendment to our articles of incorporation with the Utah Department of Commerce, Division of Corporations & Commercial Code, in order to effectuate the reverse stock-split.

The reverse stock-split will increase the authorized but unissued common stock of Tillman, which may be used by our board of directors in order to thwart anti-takeover efforts by outsiders. The board nominees are not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

Stock Certificates and Fractional Shares

Any stockholder who owns one hundred or fewer common shares will receive one share. This reverse stock-split will reduce the number of issued and outstanding common shares from 1,557,500 to 15,575 common shares and have no effect on the authorized number of shares.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the reverse stock-split with our Transfer Agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

Procedure for Implementing the Reverse Stock-Split

In connection with the reverse stock-split, one hundred shares of pre-split outstanding Tillman common stock will be exchanged for one share of common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our Transfer Agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the Transfer Agent on the date upon which the split becomes effective will be divided by 100.

We will not issue any certificates representing fractional shares of Tillman common stock in the transaction, while retaining the current par value of $0.001. Any resulting fractional shares shall be rounded up to the nearest whole number. Upon surrender to the Transfer Agent of the share certificate(s) representing shares of pre-split common stock, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the reverse stock-split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock-split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

We believe that the reverse stock-split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under
Section 1036(a) of the Code. As a result, no gain or loss should be recognized by Tillman or its stockholders in connection with the reverse stock-split. A stockholder's aggregate tax basis in his or her shares of post- reverse stock-split common stock received from Tillman will be the same as his or her aggregate tax basis in the pre- reverse stock-split common stock exchanged therefor. The holding period of the post- reverse stock-split common stock surrendered in exchange therefor will include the period for which the shares of pre-reverse stock-split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock-split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of Tillman in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the reverse stock-split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

Dissenter's Rights

Neither Utah law nor our Articles of Incorporation or bylaws provide our stockholders with dissenters' rights in connection with the reverse stock-split or the amendment to our articles of incorporation. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with the reverse stock-split or the amendment to our articles of incorporation, even if a stockholder has not been given an opportunity to vote with respect thereto.

                            -------------------------


                                     /s/ Silvestre Hutchinson


                                     Silvestre Hutchinson
                                     President and Chief Executive Officer

January 7, 2004
Panama City, Panama